AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2015

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIT CORPORATION*

(Exact name of registrant as specified in its charter)

DELAWARE	73-1283193
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

7130 SOUTH LEWIS

SUITE 1000

TULSA, OKLAHOMA 74136

(918) 493-7700

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ANDREW E. HARDING

ASSOCIATE GENERAL COUNSEL

UNIT CORPORATION

7130 SOUTH LEWIS, SUITE 1000, TULSA, OKLAHOMA 74136

(918) 493-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPY TO:

ROBERT J. MELGAARD

CONNER & WINTERS, LLP

4000 ONE WILLIAMS CENTER

TULSA, OKLAHOMA 74172

(918) 586-5711

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered under dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement under General Instruction I.D. or a post-effective amendment thereto that will become effective on filing with the Commission under Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed under General Instruction I.D. filed to register additional securities or additional classes of securities under Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)
Debt Securities(2)
Preferred Stock(3)
Common Stock(4)(5)
Warrants(6)
Purchase Contracts(7)
Units(8)
Subsidiary Guarantees of Debt Securities(9)

(1)	This registration statement registers an unspecified amount of the identified classes of securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fees.
(2)	An indeterminate principal amount of debt securities as may, from time to time, be issued.
(3)	An indeterminate number of shares of preferred stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including preferred stock issuable on conversion, redemption or exercise of debt securities, preferred stock, purchase contracts, warrants and/or units.
(4)	An indeterminate number of shares of common stock, par value $0.20 per share, as may, from time to time, be issued at indeterminate prices including common stock issuable on conversion, redemption or exercise of debt securities, preferred stock, purchase contracts, warrants and/or units.
(5)	Each share of common stock is accompanied by a preferred share purchase right under the rights agreement, as amended and restated on May 18, 2005, with American Stock Transfer & Trust Company, LLC as rights agent.
(6)	An indeterminate number of warrants as may, from time to time, be issued at indeterminate prices.
(7)	An indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices.
(8)	An indeterminate number of units as may, from time to time, be issued at indeterminate prices.
(9)	Guarantees may be provided by subsidiaries of Unit Corporation of the payment of principal of and interest on the Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.
*	The subsidiaries listed on the next page in the Table of Subsidiary Guarantor Registrants are also included in this registration statement as additional registrants.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Unit Drilling Company	Oklahoma	1381	73-1315145
Unit Petroleum Company	Oklahoma	1311	73-1205963
Superior Pipeline Company, L.L.C.	Oklahoma	4923	20-1541158
Unit Texas Drilling, L.L.C.	Oklahoma	1381	20-3308496
Unit Drilling USA Colombia, L.L.C.	Delaware	1381	45-1440882
Unit Drilling Colombia, L.L.C.	Delaware	1381	45-1441087
Unit Texas Company	Oklahoma	1311	73-1315149
Superior Pipeline Texas, L.L.C.	Oklahoma	4923	27-1901137
Superior Appalachian Pipeline, L.L.C.	Oklahoma	4923	26-2011429
Unit Drilling and Exploration Company	Delaware	1311	73-0730056
Petroleum Supply Company	Oklahoma	5084	73-1329753
Preston County Gas Gathering, L.L.C.	Delaware	4923	27-2238421

(1)	The address for each subsidiary guarantor registrant is 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, and the telephone number for each subsidiary guarantor registrant is (918) 493-7700.

PROSPECTUS

UNIT CORPORATION

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	purchase contracts; or

•	units.

One or more of our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide you with one or more supplements to this prospectus that will contain additional information about the specific offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “UNT.” Our executive offices are located at 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700.

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”) for a better understanding of the risks and uncertainties that investors in our securities should consider.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 24, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading below “Where You Can Find More Information.”

We have not authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus or any related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may obtain copies of the registration statement, or of any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from our corporate secretary as described below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each document.

Unless otherwise indicated or otherwise required by the context in which the term occurs, all references in this prospectus or a supplement to “we,” “our,” “us,” “company” or similar terms refer to Unit Corporation together with its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the following:

•	the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

•	the number of wells we plan to drill or rework;

•	prices for oil, natural gas liquids (NGLs), and natural gas;

•	demand for oil, NGLs, and natural gas;

•	our exploration and drilling prospects;

•	the estimates of our proved oil, NGLs, and natural gas reserves;

•	oil, NGLs, and natural gas reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends of the oil and natural gas industry;

•	our business strategy;

•	our plans to maintain or increase production of oil, NGLs, and natural gas;

•	the number of gathering systems and processing plants we plan to construct or acquire;

•	volumes and prices for natural gas gathered and processed;

•	expansion and growth of our business and operations;

•	demand for our drilling rigs and drilling rig rates;

•	our belief that the final outcome of our legal proceedings will not materially affect our financial results;

•	our ability to timely secure third-party services used in completing our wells;

•	our ability to transport or convey our oil or natural gas production to established pipeline systems;

•	impact of federal and state legislative and regulatory actions impacting our costs and increasing operating restrictions or delays as well as other adverse impacts on our business;

•	our projected production guidelines for the year;

•	our anticipated capital budgets; and

•	the number of wells our oil and natural gas segment plans to drill during the year.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

•	the risk factors discussed in this document and in the documents (if any) we incorporate by reference;

•	general economic, market or business conditions;

•	the availability of and nature of (or lack thereof) business opportunities that we pursue;

•	demand for our land drilling services;

•	changes in laws or regulations;

•	decreases or increases in commodity prices; and

•	other factors, most of which are beyond our control.

We describe these risks and uncertainties in greater detail under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2014, filed with the SEC. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should not place undue reliance on any these forward-looking statements. We disclaim any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or the accompanying prospectus supplement to reflect the occurrence of unanticipated events.

WHO WE ARE

We were founded in 1963 as an oil and natural gas contract drilling company. Today, in addition to our drilling operations, we have operations in the exploration and production and mid-stream areas. We operate, manage, and analyze our results of operations through our three principal business segments:

•	Oil and Natural Gas – carried out by our subsidiary Unit Petroleum Company. This segment explores, develops, acquires, and produces oil and natural gas properties for our own account.

•	Contract Drilling – carried out by our subsidiary Unit Drilling Company and its subsidiaries. This segment contracts to drill onshore oil and natural gas wells for others and for our own account.

•	Mid-Stream – carried out by our subsidiary Superior Pipeline Company, L.L.C. and its subsidiaries. This segment buys, sells, gathers, processes, and treats natural gas for third parties and for our own account.

Our operations are mainly located in the Mid-Continent, Rocky Mountain, and Gulf Coast regions with additional activity in the Permian and Appalachian Basins. Our principal executive offices are located at 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700. Our common stock trades on the New York Stock Exchange under the symbol “UNT.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)(2)	5.0x	6.6x	1.8x	20.8x	52.8x

(1)	Earnings available for fixed charges represent earnings from continuing operations before income taxes and fixed charges. Fixed charges represent interest incurred and guaranteed plus that portion of rental expense deemed to be the equivalent of interest.
(2)	There were no shares of preferred stock outstanding during any of the time periods indicated in the table.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities offered from time to time will be used for general corporate purposes, which may include:

•	repayment or refinancing of our debt;

•	working capital;

•	capital expenditures;

•	purchases of oil and natural gas properties, midstream assets, or drilling rigs; and

•	repurchases and redemptions of securities.

THE SECURITIES WE MAY OFFER

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer and sell from time to time any of the following securities:

•	debt securities;

•	preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock or common stock;

•	purchase contracts; and

•	units.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities, which may consist of senior notes and debentures and subordinated notes and debentures, describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions may apply to the debt securities being offered will be described in the prospectus supplement relating to the debt securities. You will need to review both the prospectus supplement and the following description for a description of the terms of a particular issue of our debt securities.

The debt securities will be general obligations and may be subordinated to our senior indebtedness (as discussed below) to the extent described in the applicable prospectus supplement. See “Description of Debt Securities – Subordination” below. Debt securities will be issued under an indenture to be entered into between us and an indenture trustee to be selected by us and named in a prospectus supplement. A copy of the form of indenture has been filed as an exhibit to the registration statement. This discussion of certain provisions of the indenture is a summary only and is not a complete description of the terms and provisions of the indenture. This discussion is completely qualified by reference to the actual terms of the indenture. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings specified in the indenture.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue the debt securities from time to time in one or more series. The indenture does not limit the amount of other unsecured indebtedness or securities which we may issue. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not benefit from any covenant or other provision that would give holders of debt securities special protection in the event of a highly leveraged transaction involving us. The applicable prospectus supplement will contain the following terms of the debt securities of the series for which the prospectus supplement is being delivered:

•	the title;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates (which may be fixed or variable), or the method of determining the rate or rates, at which the debt securities will bear interest, the date or dates from when interest will accrue, the dates when interest will be payable or the method by which the dates will be determined, the record dates for determining who the interest will be paid to, and the basis on which interest will be calculated if other than a 360-day year (twelve 30-day months);

•	where principal, premium, if any, and interest will be paid;

•	the terms and conditions on which the debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase, or repay the debt securities because of any sinking fund or analogous provisions or at the option of a holder of the debt securities and the price or prices at which, the period or periods within which, and the terms on which the debt securities of the series will be redeemed, purchased, or repaid, in whole or in part;

•	the terms, if any, on which the debt securities may be convertible into or exchanged for our securities or any other issuer or obligor and the terms and conditions on which the conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision;

•	the denominations in which the debt securities will be issuable;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities may be determined with reference to an index or under a formula, the manner in which the amounts will be determined;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of that date for any purpose, including the principal amount that will be due and payable on any maturity other than the stated maturity or that will be deemed to be outstanding as of that date (or, in some cases, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent principal amount in United States currency;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

•	if other than United States dollars, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, if any, and interest with respect to debt securities will be payable;

•	if other than the principal amount of debt securities, the portion of the principal amount of debt securities which will be payable on declaration of acceleration or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

•	any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal of and interest on the debt securities due and payable;

•	whether the debt securities will be issued in whole or in part in global form, the terms and conditions on which any global security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the depositary for the global security;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	any addition to or change in the covenants applicable to the debt securities;

•	the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, debt securities and any corresponding changes to the provisions of the indenture as currently in effect;

•	the subordination, if any, of the debt securities and any changes or additions to the provisions of the indenture relating to subordination;

•	if debt securities do not bear interest, the dates for certain required reports to the trustee;

•	any other terms of the debt securities not prohibited by the indenture; and

•	any material United States federal income tax consequences or other special considerations applicable to the series of debt securities offered.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may not be periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security on acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Payments of interest on debt securities will be made at the corporate trust office of the trustee or at our option by check mailed to the registered holders of debt securities or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to the series. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. Until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of any depositary arrangement will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

If we issue a global security, the depositary for the global security will credit on its system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary (“participants”). The underwriters or agents participating in the distribution of the debt securities will designate the amounts to be credited. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfer of beneficial interests in the global security will be effected only through records maintained by the depositary for the global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). While the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of a beneficial interest in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities and will not be considered the owners or holders of the debt securities under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We, the trustee or any paying agent for the debt securities will not have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, on receipt of any payment of principal, premium, or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in exchange for the global security. Also, we may determine not to have any of the debt securities of a series represented by one or more global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities.

Subordination

Debt securities may be subordinated to the prior payment of all our indebtedness that is designated as “senior indebtedness.” Senior indebtedness, with respect to any series of subordinated debt securities, will consist of any of our indebtedness that is designated in a resolution of our board of directors or the supplemental indenture establishing the series as senior indebtedness with respect to the series.

If we make a payment or distribution of our assets to our creditors or if there is a total or partial liquidation or we are dissolved or we file for bankruptcy, receivership, or similar proceeding, the holders of the senior indebtedness will be paid in full before the holders of the subordinated debt would receive any payment with respect to the subordinated debt securities. Until the senior indebtedness is paid in full, there will be no distribution to the holders of the subordinated debt securities (except that the holders may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities).

We may not make any payments of principal, premium, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by the delivery of subordinated debt securities by us to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if:

(a)	any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including maturity), or

(b)	any other default on senior indebtedness occurs and the maturity of the senior indebtedness is accelerated in accordance with its terms,

unless, in either case,

(i)	the default has been cured or waived and the acceleration has been rescinded,

(ii)	the senior indebtedness has been paid in full in cash, or

(iii)	we and the trustee receive written notice approving the payment from the representatives of each issue of “designated senior indebtedness” (which will include any specified issue of senior indebtedness).

During any default (other than a default described in clause (a) or (b) above) on any senior indebtedness under which the maturity of the senior indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period (the “payment blockage period”) starting on our receipt and the trustee’s receipt of written notice of the election to effect a payment blockage period and ending after 179 days. The payment blockage period may be terminated before its expiration by written notice to the trustee and to us from the person who gave the blockage notice, by repayment in full in cash of the senior indebtedness with respect to which the blockage notice was given, or because the default giving rise to the payment blockage period is no longer continuing. Unless the holders of the senior indebtedness have accelerated the maturity of the senior indebtedness, we may resume payments on the subordinated debt securities after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within the 360-day period is given by or on behalf of holders of designated senior indebtedness other than the bank indebtedness, in which case the representative of the bank indebtedness may give another blockage notice within the period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.

As a result of the subordination provisions, in the event of our bankruptcy or insolvency, our creditors who are holders of senior indebtedness, as well as certain of our general creditors, may recover ratably more than the holders of the subordinated debt securities.

Subsidiary Guarantees

If specified in a prospectus supplement, one or more of our subsidiaries may guarantee our obligations relating to our debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Events of Default and Remedies

The following events are defined in the indenture as “events of default” with respect to a series of debt securities:

(a)	a default in the payment of any installment of interest (whether or not, in the case of subordinated debt securities, the payment will be prohibited by reason of the subordination provision described above) and continuance of the default for a period of 30 days;

(b)	a default in the payment of principal or premium, if any, whether at maturity, on redemption, by declaration, on required repurchase, or otherwise (whether or not, in the case of subordinated debt securities, the payment will be prohibited by reason of the subordination provision described above;

(c)	a default in the payment of any sinking fund payment;

(d)	we fail to comply with the provisions of the indenture relating to consolidations, mergers and sale of assets;

(e)	we fail to observe or perform any other covenants or agreements in the debt securities, in any resolution of our board of directors authorizing the issuance of the debt securities, in the indenture, or in any supplemental indenture (other than a covenant or agreement a default in the performance of which is otherwise specifically dealt with) for a period of 60 days following the date we receive proper written notice specifying the failure;

(f)	we do not pay our indebtedness within any applicable grace period after final maturity or the indebtedness is accelerated by the holders of the indebtedness because of a default, the total amount of the indebtedness unpaid or accelerated exceeds the amount specified or the United States dollar equivalent of the amount specified at the time, and the default remains uncured or the acceleration is not rescinded for 10 days after the date on which written notice specifying the failure and requiring us to remedy the failure will have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

(g)	we

(i)	voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law,

(ii)	consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any bankruptcy proceeding or the filing of any bankruptcy petition,

(iii)	apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us for a substantial part of our property,

(iv)	file an answer admitting the material allegations of a petition field against us in any bankruptcy proceeding,

(v)	make a general assignment for the benefit of our creditors,

(vi)	admit in writing our inability or generally fail to pay our debts as they become due,

(vii)	take corporate action for the purpose of effecting any of the foregoing, or

(viii)	take any comparable action to items (i) through (vii) under any foreign laws relating to insolvency;

(h)	the entry of an order or decree by a court having competent jurisdiction for

(i)	relief with respect to us or a substantial part of our property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law,

(ii)	the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us or for a substantial part of our property, or

(iii)	our winding-up or liquidation;

and the order or decree continues unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days; or

(i)	any other event of default provided under the terms of the debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If an event of default occurs and is continuing with respect to any series of debt securities, unless the principal and interest with respect to all the debt securities of the series have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding may declare the principal of (or, if original issue discount debt securities, the portion of the principal amount as may be specified in the series) and interest on all the debt securities of the series due and payable immediately.

If an event of default occurs and is continuing, the trustee will be entitled to institute any action or proceeding for the collection of the sums due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the indenture, to prosecute the action or proceeding to judgment or final decree, and to enforce any judgment or final decree against us or any other obligor on the debt securities of the series. In addition, if there is pending proceedings for the bankruptcy or reorganization of the company or any other obligor on the debt securities, or if a receiver, trustee, or similar official is appointed for our property, the trustee will be entitled to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) owing and unpaid with respect to the debt securities. No holder of any debt securities of any series will have any right to institute any action or proceeding with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:

(a)	the holder previously will have given to the trustee written notice of an event of default with respect to debt securities of that series and of the continuance of the event of default;

(b)	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series will have made written request to the trustee to institute the action or proceeding with respect to the event of default and will have offered to the trustee the reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with the action or proceeding; and

(c)	the trustee, for 60 days after its receipt of the notice, request, and offer of indemnity will have failed to institute the action or proceeding and no direction inconsistent with the written request will have been given to the trustee under the provisions of the indenture.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except:

(a)	default in the payment of the principal, premium, if any, or interest with respect to the debt securities; or

(b)	a default with respect to a provision of the indenture that cannot be amended without the consent of each holder that is affected.

In the case of a waiver, the default will cease to exist, any event of default arising from the default will be deemed to have been cured for all purposes, and we, the trustee and the holders of the debt securities of that series will each be restored to their former positions and rights under the indenture.

The trustee will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities notice of all uncured defaults known to it, unless the defaults have been cured or waived before giving the notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee will be protected in withholding the notice if it in good faith determines that withholding the notice is in the interest of the holders of the debt securities.

Modification of the Indenture

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture for one or more of the following purposes:

(a)	to evidence our succession by another person and the assumption by the successor of our covenants, agreements, and obligations in the indenture and in the debt securities;

(b)	to surrender any right or power conferred on us by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities, and to make the occurrence, or the occurrence and continuance of a default in any of the additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture;

(c)	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained in the indenture, in any supplemental indenture, or in any debt securities, to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

(d)	to modify or amend the indenture in a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust indenture Act as then in effect;

(e)	to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as it action does not adversely affect the interest of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

(f)	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under the provisions (but only if the holder of senior indebtedness consents to the change);

(g)	to add guarantees with respect to the debt securities or to secure the debt securities;

(h)	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, as long as the addition, change, or elimination that is not otherwise permitted under the indenture

(i)	does not apply to any debt securities of any series created before the signing of the supplemental indenture and entitled to the benefit of the provision or modify the rights of the holders of any debt security with respect to the provision, or

(ii)	becomes effective only when there is no debt security outstanding;

(i)	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

(j)	to establish the form or terms of any series of debt securities.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of the series. However, without the consent of the holders of each debt security that is affected, the supplemental indenture may not:

(i)	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

(ii)	reduce the interest rate or extend the time for payment of interest on any debt security;

(iii)	reduce the principal of or extend the stated maturity of any debt security;

(iv)	reduce the premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(v)	make any debt security payable in a currency other than that stated in the debt security;

(vi)	in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under the provisions;

(vii)	release any security that may have been granted with respect to the debt securities; or

(viii)	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger, and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

(a)	Either

(i)	We are the continuing person the case of a merger; or

(ii)	The successor corporation is a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and will expressly assume all of our obligations under the debt securities and the indenture;

(b)	Immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the successor corporation or any of our subsidiaries as a result of the transaction as having been incurred by the successor corporation or a subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

(c)	We have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, or transfer complies with the indenture.

Satisfaction and Discharge of the Indenture

The indenture provides, among other things, that when all debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. At the time of the deposit, the indenture will cease to be of further effect, except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At that time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

We have 180,000,000 authorized shares of capital stock, consisting of (a) 175,000,000 shares of common stock, having a par value of $.20 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $1.00 per share. As of March 9, 2015, there were 50,404,928 shares of our common stock outstanding. No preferred stock is outstanding.

Common Stock

All of the outstanding shares of common stock are fully paid and nonassessable.

Our stockholders are entitled to receive dividends, when, as and if declared by our board of directors out of assets legally available for their payment. In certain cases, we may not pay dividends to common stockholders until our dividend obligations to the holder of any preferred stock then outstanding have been satisfied. The provisions of our credit arrangements subject us to certain restrictions on the payment of dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, our stockholders will be entitled to share equally in our assets remaining after payment of all liabilities and after holders of all series of outstanding preferred stock have received their liquidation preferences in full.

Our stockholders have no preemptive subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to the common stock.

Our stockholders are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

Preferred Stock

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock and have the effect of delaying, deferring or preventing a change in control of us.

Stockholder Rights Agreement

Each share of common stock includes one right (“Right”) entitling the registered holder to purchase from us one one-hundredth of a share (a “Fractional Share”) of Series A Participating Cumulative Preferred Stock (the “Preferred Shares”), at a purchase price per Fractional Share of $160.00, subject to adjustment (the “Purchase Price”).

With certain exceptions, on the earlier of (1) 10 days following the date we learn that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock, or (2) 10 business days following the commencement of, or the first public disclosure of an intent to commence, a tender offer or exchange offer that would result in a person becoming an Acquiring Person, a “Distribution Date” will occur and the Rights will be separated from the common stock. In certain circumstances, our board of directors may defer the Distribution Date. Certain inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. Until the Distribution Date, (1) the Rights are evidenced by the certificates representing outstanding shares of common stock and will be transferred with and only with the certificates, which contain a notation incorporating the Rights Agreement by reference, and (2) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with the common stock represented by the certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 19, 2015, unless earlier redeemed or exchanged by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights certificates alone will represent the Rights. All shares of common stock issued before the Distribution Date will be issued with Rights. Shares of common stock issued after the Distribution Date in connection with certain employee benefit plans or on conversion of certain securities will be issued with Rights. Except as otherwise determined by our board of directors, no other shares of the common stock issued after the Distribution Date will be issued with Rights.

In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except under a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in our and our stockholders best interests (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, on exercise of the Right, the number of Fractional Shares equivalent to the number of shares of common stock (or, in certain circumstances, cash, property or other securities) having a market value equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances described in the Rights Agreement.

In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (1) we are acquired in a merger or other business combination transaction by any Acquiring Person or any affiliate or associate of an Acquiring Person (other than certain mergers that follow a Permitted Offer) or (2) 50% or more of our assets or earning power is sold or transferred by any Acquiring Person or any affiliate or associate of an Acquiring Person, each holder of a Right (except Rights that are voided as described above) will thereafter have the right to receive, on exercise, a number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the Right as set by the Board of Directors. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of common stock, or the number of Preferred Shares issuable on exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring before the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Shares or other securities or property issuable, on exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Shares.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at our option, in cash, shares of common stock or other consideration as our board of directors may determine. Immediately on the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Until a Right is exercised, the holder will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

Other than the redemption price, our board of directors may amend any of the provisions of the Rights Agreement as long as the Rights are redeemable.

The Rights have certain antitakeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us, even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by our board of directors. The Rights were issued to protect our stockholders from coercive or abusive takeover tactics and inadequate takeover offers and to afford our board of directors more negotiating leverage in dealing with prospective acquirors.

Certain Other Possible Anti-takeover Provisions

Our by-laws, charter and Delaware law contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Classified Board of Directors

Our by-laws provides for our board of directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. As a result, and assuming all classes have the same number of directors, only one-third of our directors are elected each year.

Issuance of Preferred Stock

As described above, our charter authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. The issuance of preferred stock could, among other things, make it more difficult for a third party to gain control of us.

Fair Price Provisions

Our charter also contains certain “fair price provisions” designated to provide safeguards for stockholders when an “interested stockholder” (defined as a stockholder owning 5% or more of our voting stock) attempts to effect a “business combination” with us. The term “business combination” includes:

•	any merger or consolidation of us involving the interested stockholder;

•	certain dispositions of our assets;

•	any issuance of our securities meeting certain threshold amounts, to the interested stockholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed on behalf of an interested stockholder; and

•	any reclassification of our securities having the effect of increasing the proportionate share of ownership of the interested stockholder.

In general, a business combination between us and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied.

Delaware Business Combination Statute

We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an “interested stockholder” (defined as a stockholder owning 15% or more of a corporation’s voting stock) from engaging in a business combination with that corporation for a period of three years from the date the stockholder became an interested stockholder unless:

•	the corporation’s board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder;

•	on attaining that status, the interested stockholder had acquired at least 85% of the corporation’s voting stock (not counting shares owned by persons who are directors and also officers); or

•	the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders (not including the shares held by the interested stockholder).

Since we have not amended our charter or by-laws to exclude the application of Section 203, its provisions apply to us. Accordingly, Section 203 may inhibit an interested stockholder’s ability to acquire additional shares of common stock or otherwise engage in a business combination with us.

Advance Notice for Raising Business or Making Nominations at Meetings

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to elected.

The only business that may be conducted at an annual meeting of stockholders is that which has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary before a meeting at which directors are to be elected will be eligible for election as directors. The person presiding at the meeting will have the authority to make determinations whether a stockholder’s notice complies with the procedures in our by-laws.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is generally required to be received by our secretary not later than 90 days nor earlier than 120 days before the first anniversary of the prior year’s annual meeting date.

The notice of any nomination for election as a director is required to describe the information regarding that person required in our by-laws as well as by paragraphs (a), (e), and (f) of Item 401 of regulation S-K adopted by the SEC.

Stockholders may also nominate persons for election as directors under Rule 14a-11 of the Exchange Act. In addition, under Rule 14a-8(i)(8) of the Exchange Act, stockholders may adopt, through either a management recommendation or stockholder’s proposal, access rules that provide for greater access to the proxy.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities or, warrants to purchase common stock or preferred stock. Warrants may be issued independently of or together with any other securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with any warrant and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summaries describe certain general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	their title;

•	the offering price, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable on exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of the debt warrants issued with each security;

•	if applicable, the date from and after which the debt warrants and any securities issued with the debt warrants will be separately transferable;

•	the principal amount of debt securities purchasable on exercise of a debt warrant and the price at which the principal amount of debt securities may be purchased on exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of the debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued on exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	their title;

•	the offering price, if any;

•	the aggregate number of the stock warrants;

•	if applicable, the designation, number of shares and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable on exercise of the stock warrants;

•	if applicable, the date from and after which the stock warrants and any securities issued with the stock warrants will be separately transferable;

•	the number of shares of common stock, or preferred stock purchasable on exercise of a stock warrant and the price at which the shares may be purchased on exercise;

•	the date on which the right to exercise the stock warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the antidilution provisions of the stock warrants, if any;

•	the redemption or call provisions, if any, applicable to the stock warrants; and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares under a predetermined formula) at a future date or dates. The consideration payable on settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula described in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” on release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of those securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to purchasers, or

•	through a combination of these methods or through any other method permitted by law.

Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents,

•	the purchase price and the proceeds to us from the sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, or

•	any trading market or securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices (which may be changed),

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to the agent will be described in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be described in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be described in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of the over-allotment option will be described in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be described in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of the sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing on their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms acting as principals of their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma. Certain other legal matters will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma, and for the underwriters, dealers or agents, if any, by their own legal counsel. Lynnwood R. Moore, Jr., a partner in Conner & Winters, LLP, beneficially owns 4,270 shares our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of the firm as experts in auditing and accounting.

We have derived the estimates of proved oil and natural gas reserves and related future net revenues and their present value as of December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated by reference in this prospectus the reserves audit report of Ryder Scott Company, L.P., independent petroleum engineers, given on the authority of Ryder Scott Company, L.P. as experts in those matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

•	the public reference room maintained by the SEC in: Washington, D.C. (450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549). Copies of the materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation on the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

This prospectus is one part of a registration statement filed on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) with the SEC under the Securities Act. This prospectus does not contain all of the information described in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement is qualified in its entirety buy the documents incorporated by reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the filings that are furnished rather than filed under applicable SEC rules) until the termination of the offering made under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	the amended and restated rights agreement, between us and American Stock Transfer & Trust Company, LLC, as rights agent, contained in Form 8-K filed with the SEC on May 24, 2005, as amended pursuant to that certain amendment thereto contained in Form 8-K filed with the SEC on March 25, 2009. The rights agreement relates to the rights to purchase Series A Participating Cumulative Preferred Stock.

We will provide at no cost to each holder, including any beneficial owner of the offered securities, to whom this prospectus or any supplement is delivered, a copy of the reports and any or all of the information that has been incorporated by reference but not delivered with this prospectus or any supplement. Please direct your oral or written request to Mark E. Schell, Senior Vice President, Secretary and General Counsel, at our principal executive offices located at:

7130 South Lewis

Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table describes the estimated fees and expenses payable by the registrant in connection with the issuance and distribution of the securities:

SEC registration fee	*
Accounting fees and expenses	†
Legal fees and expenses	†
Miscellaneous	†
Total	†

*	The registration fee is deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
†	Estimated expenses are not presently known. The table describes the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with an offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 4 of our by-laws provides for indemnification of any person who is, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of his or her position as a director or officer against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in their positions so long as they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney’s fees and other expenses and is not available if the person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for these persons. Article 4 of our by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any other rights to which any present and former directors and officers may be entitled.

Article 9 of our charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

•	for transactions from which the director derived an improper personal benefit.

We have purchased directors and officer’s liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while performing their duties.

Our policy is to enter into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections.

The above discussion of our charter, by-laws, indemnification agreements and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by our charter, our by-laws, the indemnification agreements and statute.

ITEM 16. EXHIBITS.

Exhibit

Number	Description of Exhibits

1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Unit Corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 29, 2000, and incorporated by reference herein).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Current Report on Form 8-K, dated May 9, 2006, and incorporated by reference herein).

3.3**	By-Laws of Unit Corporation, as amended and restated on June 17, 2014.

4.1	Form of Common Stock Certificate of Unit Corporation (filed as Exhibit 4.1 to Unit’s Registration Statement on Form S-3 (File No. 333-83551), which is incorporated herein by reference).

4.2	Rights Agreement, as amended and restated on May 18, 2005, between Unit Corporation and American Stock Transfer Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Unit’s Form 8-K dated May 18, 2005, which is incorporated herein by reference).

4.3	Amendment to Rights Agreement dated March 24, 2009, between Unit Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Unit’s Form 8-K dated March 23, 2009, which is incorporated herein by reference).

4.5	Form of Indenture (Debt securities) (previously filed as Exhibit 4.3 to our Registration statement on Form S-3 (File No. 333-104165) filed on March 31, 2003, and incorporated by reference herein).

4.6*	Form of Senior Debt Security.

4.7*	Form of Subordinated Debt Security.

4.8*	Form of Warrant.

4.9*	Form of Purchase Contract.

4.10*	Form of Purchase Contract Certificate.

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.3**	Consent of Ryder Scott Company, L.P.

24**	Powers of Attorney (included on the signature pages hereto).

25*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.
**	Filed with this registration statement.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price described in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed under Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant under Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed under Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made under Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act will be deemed to be part of and included in the registration statement as of the earlier of the date the form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, that date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of the securities at that time will be deemed to be the initial good faith offering. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately before the effective date.

(5)	That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant under this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell the securities to the purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed under Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

(d)	The undersigned registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT CORPORATION

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President and Chief Executive Officer

POWER OF ATTORNEY

Unit Corporation (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ John G. Nikkel	Chairman of the Board and Director
John G. Nikkel

/s/ Larry D. Pinkston	President and Chief Executive Officer, and Director
Larry D. Pinkston	(Principal Executive Officer)

/s/ David T. Merrill	Chief Financial Officer and Treasurer
David T. Merrill	(Principal Financial Officer)

/s/ Don Hayes	Controller
Don Hayes	(Principal Accounting Officer)

/s/ J. Michael Adcock	Director
J. Michael Adcock

Name	Capacities

/s/ Gary Christopher	Director
Gary Christopher

/s/ Steven B. Hildebrand	Director
Steven B. Hildebrand

/s/ William B. Morgan	Director
William B. Morgan

/s/ Larry C. Payne	Director
Larry C. Payne

/s/ G. Bailey Peyton IV	Director
G. Bailey Peyton IV

/s/ Robert J. Sullivan, Jr.	Director
Robert J. Sullivan, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT DRILLING COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

POWER OF ATTORNEY

Unit Drilling Company (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Director

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Senior Vice President and Director
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT PETROLEUM COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

POWER OF ATTORNEY

Unit Petroleum Company (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Director

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Senior Vice President and Director
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

SUPERIOR PIPELINE COMPANY, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Superior Pipeline Company, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	Manager
Larry D. Pinkston

/s/ Robert H. Parks, Jr.	President (Principal Executive Officer)
Robert H. Parks, Jr.	and Manager

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT TEXAS DRILLING, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Unit Texas Drilling, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Manager

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT DRILLING USA COLOMBIA, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Unit Drilling USA Colombia, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Manager

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT DRILLING COLOMBIA, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Unit Drilling Colombia, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Manager

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT TEXAS COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

POWER OF ATTORNEY

Unit Texas Company (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Director

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Senior Vice President and Director
Mark E. Schell

/s/ Drew Harding	Director
Drew Harding

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

SUPERIOR PIPELINE TEXAS, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Superior Pipeline Texas, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	Manager
Larry D. Pinkston

/s/ Robert H. Parks, Jr.	President (Principal Executive Officer)
Robert H. Parks, Jr.	and Manager

/s/ David T. Merrill	Treasurer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

SUPERIOR APPALACHIAN PIPELINE, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Superior Appalachian Pipeline, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	Manager
Larry D. Pinkston

/s/ Robert H. Parks, Jr.	President (Principal Executive Officer)
Robert H. Parks, Jr.	and Manager

/s/ David T. Merrill	Treasurer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

UNIT DRILLING AND EXPLORATION COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

POWER OF ATTORNEY

Unit Drilling and Exploration Company (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Director

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Senior Vice President and Director
Mark E. Schell

/s/ Drew Harding	Director
Drew Harding

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

PETROLEUM SUPPLY COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

POWER OF ATTORNEY

Petroleum Supply Company (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	President (Principal Executive Officer)
Larry D. Pinkston	and Director

/s/ David T. Merrill	Chief Financial Officer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Senior Vice President and Director
Mark E. Schell

/s/ Drew Harding	Director
Drew Harding

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 24, 2015.

PRESTON COUNTY GAS GATHERING, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

POWER OF ATTORNEY

Preston County Gas Gathering, L.L.C. (the “Company”) and each person whose signature appears below hereby authorize each of Larry D. Pinkston and Mark E. Schell (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act, for the purpose of registering the offer and sale of securities of the Company (including but not limited to debt securities, equity securities and convertible securities), which registration statements and amendments will contain such information and exhibits as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the SEC, and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Name	Capacities

/s/ Larry D. Pinkston	Manager
Larry D. Pinkston

/s/ Robert H. Parks, Jr.	President (Principal Executive Officer)
Robert H. Parks, Jr.	and Manager

/s/ David T. Merrill	Treasurer
David T. Merrill	(Principal Financial and Accounting Officer)

/s/ Mark E. Schell	Manager
Mark E. Schell

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Unit Corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 29, 2000, and incorporated by reference herein).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Current Report on Form 8-K, dated May 9, 2006, and incorporated by reference herein).

3.3**	By-Laws of Unit Corporation, as amended and restated on June 17, 2014.

4.1	Form of Common Stock Certificate of Unit Corporation (filed as Exhibit 4.1 to Unit’s Registration Statement on Form S-3 (File No. 333-83551), which is incorporated herein by reference).

4.2	Rights Agreement, as amended and restated on May 18, 2005, between Unit Corporation and American Stock Transfer Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Unit’s Form 8-K dated May 18, 2005, which is incorporated herein by reference).

4.3	Amendment to Rights Agreement dated March 24, 2009, between Unit Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Unit’s Form 8-K dated March 23, 2009, which is incorporated herein by reference).

4.5	Form of Indenture (Debt securities) (previously filed as Exhibit 4.3 to our Registration statement on Form S-3 (File No. 333-104165) filed on March 31, 2003, and incorporated by reference herein).

4.6*	Form of Senior Debt Security.

4.7*	Form of Subordinated Debt Security.

4.8*	Form of Warrant.

4.9*	Form of Purchase Contract.

4.10*	Form of Purchase Contract Certificate.

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.3**	Consent of Ryder Scott Company, L.P.

24**	Powers of Attorney (included on the signature pages hereto).

25*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.
**	Filed with this registration statement.